Exhibit 10.40.1

FIRST ADDENDUM

THIS ADDENDUM, made and entered into this 18th day of February, 2015, to that Lease dated December 16, 2010, by and between CRESTVIEW, LLC, a Colorado limited liability company (herein called “Landlord”) and MIRAGEN THERAPEUTICS, INC., a Delaware corporation (herein called “Tenant”).

The parties hereto agree to modify said Lease, effective September 1, 2015, as follows:

1. Paragraph 1l is modified to read as follows:

j. “Parking Spaces” shall mean 100% of the assigned (visitor and handicap), unassigned and uncovered parking spaces in areas on the Property, which Landlord designates from time-to-time for parking by tenants in the Building.

2. Paragraph lm is modified to read as follows:

m. “Premises” shall mean those certain premises located on the first and second floor of the Building, which the parties agree is comprised of approximately 27,128 rentable square feet as depicted on Exhibit A attached hereto.

3. Paragraph 1n is modified to read as follows:

n. “Primary Lease Term.” The term of the Lease shall commence at 12:01 a.m. on the 1st day of January, 2011 and shall terminate at 12:00 midnight on the 31st day of August, 2020, a term of nine (9) years and eight (8) months.

4. Paragraph 1s is modified to read as follows:

s. “Reserve Amount” shall mean a reserve for the replacement of heating, ventilating and air-conditioning unit(s), replacement of the roof, and parking lot in the amount of THIRTEEN THOUSAND FIVE HUNDRED AND NO/100 Dollars ($13,500.00) per annum. The Reserve Amount does not include the replacement of any make-up air unit(s) or any dedicated air-conditioning unit(s).

5. Paragraph 1t is modified to read as follows:

t. “Security Deposit” shall mean the sum of FIFTY THOUSAND AND NO/100’s Dollars ($50,000.00).

6. Paragraph 1u is modified to read as follows:

u. “Tenant’s Pro Rata Share” shall mean 100%. This percentage is calculated by dividing the Premises square footage by the Rentable Area. In the event Tenant at any time during the Primary Lease Term, or any extensions thereof, leases additional space in the Building, Tenant’s Pro Rata Share shall be recomputed by dividing the total rentable square footage of the Premises then being leased by Tenant (including any additional space) by the Rentable Area and the resulting percentage shall become Tenant’s Pro Rata Share.

7. Paragraph 4 is modified to read as follows:

RENT. Tenant agrees to pay to Landlord as Base Rent, without prior notice or demand, the following amounts:

Schedule of Base Rent

Month(s)	Monthly Base Rent	Annual Base Rent
January 2011-May 2011	$15,627.50	$78,137.50	(Only 5 Months)

June 2011-May 2012	$15,627.50	$187,530.00

June 2012-May 2013	$16,174.46	$194,093.52

June 2013-May 2014	$16,740.57	$200,886.84

June 2014-May 2015	$17,326.49	$207,917.88

June 2015-November 2015	$16,185.63	$97,113.78	(Only 6 Months)

December 2015-November 2016	$26,914.54	$322,974.48

December 2016-November 2017	$31,481.79	$377,781.48

December 2017-November 2018	$32,504.95	$390,059.40

December 2018-November 2019	$33,561.36	$402,736.32

December 2019-August 2020	$34,652.10	$311,868.99	(Only 9 Months)

Total Base Rent:		$2,771,100.19

Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and thereafter on the First day of each month during the term hereof. Except as provided herein, all Rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at The Colorado Group, Inc., 3434 47th Street, Suite 220, Boulder, Colorado 80301, Attn: Susan Chrisman, or at such place as Landlord, from time-to-time, designates in writing. In addition, Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as “Additional Rent.” Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. At no time shall Tenant’s Rent obligation be less than the Base Rent amount set forth above.

8. Paragraph 4 is modified to read as follows:

SECURITY DEPOSIT. Tenant has previously made a Security Deposit in the amount of TWENTY-EIGHT THOUSAND THREE HUNDRED NINETEEN AND 94/100’s Dollars ($28,319.94). The Security Deposit is hereby increased to FIFTY THOUSAND AND NO/100’s Dollars ($50,000) as set forth in Paragraph 1t above. The balance of TWENTY-ONE THOUSAND SIX HUNDRED EIGHTY AND 06/100’s Dollars ($21,680.06) shall be deposited with Landlord within fifteen days of execution of this Lease. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease after the expiration of all applicable notice and cure periods, including, but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Security Deposit is so used or applied, Tenant shall within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be an Event of Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the expiration of the Primary Lease Term or any extension period thereof.

9. Paragraph 31 shall be modified to read as follows:

OPTION TO RENEW. If Tenant is not then in default of the terms, covenants and conditions herein contained, Tenant shall have the option to renew this Lease for two (2) additional terms of three (3) years each. In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to Landlord not less than six (6) months prior to the expiration of the then current term of this Lease. In the event of such exercise, this Lease shall be deemed to be extended for the additional period on the same terms and conditions; provided however, Landlord shall adjust basic monthly rental to the then existing market rate for similar space in the Boulder vicinity. Basic monthly rental shall increase by the market rate increases commencing the second year of the additional term. Landlord shall notify Tenant of its determination of market rent no less than five (5) months prior to commencement of the option term. In the event Tenant objects to Landlord’s determination, Tenant must notify Landlord in writing on or before the date that is four (4) months prior to the commencement of the option term. Within the next thirty (30) days Landlord and Tenant shall each select a Colorado qualified real estate appraiser with no fewer than five (5) years’ of experience appraising property similar to the Premises in Boulder County, Colorado, to determine the fair market rental value of the Premises. In order to be included in this value determination process, such appraisers’ determinations must be delivered in writing to both Landlord and Tenant within thirty (30) days after their appointment. If the valuations determined by such appraisers are within ten percent (10%) of one another, the fair market rental value of the Premises shall be the average of their figures. If the valuations determined by such appraisers are outside ten percent (10%) of one another, the two previously chosen appraisers shall jointly appoint a third appraiser with similar qualifications who shall independently determine the fair market rental value of the Premises within thirty (30) days after the appointment. The three fair market rental values shall be averaged and the resulting amount shall he the amount for that option term. The cost of all appraisals shall be paid equally by Landlord and Tenant.

10. Paragraph 32a is modified to read as follows:

a. Landlord agrees to provide an allowance of $271,280 for future Alterations of the Premises, as approved by both Tenant and Landlord. Any reasonable request for approval by the Tenant for Alternations should not be unreasonably withheld by the Landlord. The Alterations shall be subject to the provisions of Paragraph 9 above. Landlord’s architect, JM Associates, shall prepare all necessary construction drawings, including engaging any mechanical, structural and electrical engineers, as necessary, for the construction of the Alterations. The cost of the architect and engineers shall be deducted from the allowance. All construction shall be done by one of Landlord’s approved general contractors, either CCM Construction or Sand Construction, or any future approved general contractors, provided, however, Landlord’s general contractor shall use one of the approved HVAC subcontractors referenced in Paragraph 12 of this Addendum for any HVAC Alterations. All pricing shall be conducted on an open book basis. Tenant shall have the right to review all quotes for commercial reasonableness. If Tenant believes any of the major portions of the bid is not commercially reasonable, Landlord shall require the general contractor to obtain up to two additional bids from subcontractors for that portion of the bid. The cost of the construction shall be deducted from the allowance and Tenant shall be responsible for any costs in excess of the allowance for Tenant approved Alternations.

Note that Tenant intends to use a portion of the allowance provided above for improvements of the building’s aging HVAC system. The parties agree that a Tenant proposed plan to replace certain parts that are aging are considered Alternations.

11. Landlord and Tenant understand that certain tenant improvements need to be constructed prior to Tenant occupying the second floor. This may include carpet. paint, the creation of a larger conference meeting area, modifications to the kitchen area, and other minor modifications to the general layout. Said improvements shall start as soon as reasonably possible after September 1, 2015, and be completed no later than November 30, 2015. If said improvements are completed prior to November 30, 2015, Tenant shall have the right to occupy the second floor at that time and shall commence paying Base Rent of $26,914.54 per month on a pro-rated basis and 100% of Property Operating Expenses. Prior to completing the tenant improvements Tenant’s Pro Rata Share per Paragraph 1w shall be 49.3770%. The cost of the tenant improvements shall be deducted from the allowance and Tenant shall be responsible for any costs in excess of the allowance for Tenant approved Alternations.

12. Tenant shall have the option to select CSC, Long Technology, Design Mechanical or Innovative Air for HVAC maintenance and repairs but The Colorado Group, Inc. and

Chrisman Commercial, LLC shall have the sole authority for arranging all HVAC maintenance and repairs.

13. Other than as modified herein, all terms and conditions of the Lease shall remain unchanged.

IN WITNESS WHEREOF, the undersigned have executed this document as of the date above written.

LANDLORD:		TENANT:
CRESTVIEW, LLC		MIRAGEN THERAPEUTICS, INC.

By:	/s/ Steven P. Crisman	By:	/s/ Jason A. Leverone
	Steven P. Chrisman		Jason A. Leverone
	Manager		Chief Financial Officer
	864 W. South Boulder Road, Suite 200		6200 Lookout Road, Suite 100
	Louisville, Colorado 80027		Boulder, Colorado 80301
	Tax I.D. 84-1445718		Tax I.D. 20-4362468

EXHIBIT A1

01 FIRST FLOOR

ExhA1

TRUE NORTH

PLAN NORTH

LEASE PREMISES

JM Associates, Inc.

miRagen Tenancy
6200 Lookout Road
Boulder, Colorado

CHRISMAN COMMERCIAL

ExhA1

EXHIBIT A2

01
ExhA2
SECOND FLOOR
0 5 10 15 20
TRUE NORTH
PLAN NORTH
LEASE PREMISES

JM Associates, Inc.

miRagen Tenancy
6200 Lookout Road
Boulder, Colorado

CHRISMAN COMMERCIAL

ExhA2